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                                                                 EXHIBIT 10.4.16



                               AMENDMENT NO. 2 TO
             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
             -------------------------------------------------------

     AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of January 25, 2002 by and among WCI STEEL, INC., an Ohio corporation ("WCI Steel"), WCI STEEL SALES L.P., an Ohio limited partnership ("WCI Sales LP", and together with WCI Steel, individually, each a "Borrower" and collectively, "Borrowers"), CONGRESS FINANCIAL CORPORATION, a Delaware corporation, as successor by merger to Congress Financial Corporation, a California corporation (in its individual capacity "Congress"), BANK OF AMERICA, N.A., as successor to BankAmerica National Trust & Savings Association ("Bank of America", and together with Congress, collectively "Lenders"), and CONGRESS FINANCIAL CORPORATION, as Agent for Lenders (in such capacity, "Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, Borrowers have entered into financing arrangements with Lenders and Agent pursuant to which Lenders (or Agent on behalf of Lenders) have made loans and provided other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated July 30, 1999, between Borrowers, Lenders and Agent as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated April 30, 2001 (as the same now exists and is amended hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

     WHEREAS, Borrowers have requested that Lenders and Agent agree to certain amendments to the Loan Agreement and Lenders and Agent are willing to agree to such amendments, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment, Borrowers, Lenders and Agent intend to evidence such amendments.

     NOW, THEREFORE, in consideration of the foregoing, and the agreements and covenants contained herein, the parties hereto agree as follows (with the amendments to the Loan Agreement being effective as of the date hereof):





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     1. DEFINITIONS.

     (a) AMENDMENT TO DEFINITIONS.

     (i) The definition of "Interest Rate" as set forth in Section 1.40(a) to the Loan Agreement is hereby amended to delete such Section in its entirety and replace it with the following:

          "(a) as to Prime Rate Loans, a rate of one and one-half (1 1/2%) percent per annum in excess of the Prime Rate; and"

     (ii) The definition of "Interest Rate" as set forth in Section 1.40(b) to the Loan Agreement is hereby amended to delete the reference to "two and one-quarter (2 1/4%) percent" in such Section and replace it with the following:
"three and one-half (3 1/2%) percent."

     (b) INTERPRETATION. For purposes of this Amendment, unless otherwise defined herein, those terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings given to such terms in the Loan Agreement.

     2. AMENDMENTS.

     (a) LOANS, INVESTMENTS, GUARANTEES, ETC.

     (i) Section 7.5(c) of the Loan Agreement is hereby amended to delete such
Section in its entirety and replace it with the following:

          "(c) loans by WCI Steel to Renco Group or Affiliates of Renco Group in any fiscal year of WCI Steel commencing with the fiscal year of WCI Steel ending October 31, 2001; PROVIDED, THAT, as to each such loan, all of the following conditions are satisfied:

               (i) Excess Availability for WCI Steel shall have been not less than $25,000,000 at all times during the ninety (90) consecutive day period immediately prior to the date of making such loan,

               (ii) after giving effect to the payment of any such loan as of the date of such payment, Excess Availability for WCI Steel shall be not less than $25,000,000,

               (iii) the financial projections provided by WCI Steel to Agent for the fiscal year of WCI Steel in which such loan is made, prior to the commencement of such fiscal year, shall be in form and substance satisfactory to Agent and reflect that Excess Availability for WCI Steel is




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          projected to be not less than $25,000,000 for the ninety (90) day period immediately after (but not including) the date of the making of such loan, PROVIDED, THAT, revised versions of such financial projections may be provided by WCI Steel to Agent from time to time, but for purposes of the conditions set forth in this clause (iii) the Excess Availability for any period in such revised projections shall only be effective if acceptable to Agent in its discretion,

               (iv) as of the date of making of any such loan and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

               (v) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of WCI Steel to make any such loans, and

               (vi) such loans shall not exceed, in the aggregate, an amount equal to: (A) fifty (50%) percent of (1) the cumulative After-Tax Profits of WCI Steel (or if cumulative After-Tax Profits shall be a loss, minus one hundred (100%) percent of such loss) earned subsequent to October 31, 2001 and prior to the date such loan occurs (treating such period as a single accounting period) MINUS (2) all payments to Renco Steel Holdings in such period made pursuant to Section 7.7(c) for federal, state and local income taxes, MINUS (B) the aggregate amount of all dividends declared and paid by WCI Steel to Renco Steel Holdings in such period, other than dividends made to Renco Steel Holdings pursuant to Section 7.7(c) MINUS (C) the aggregate amount of all management fees paid by WCI Steel to Renco Group and affiliates of Renco Group in such period, other than the monthly management fees under Section 7.6(b)(ii) below MINUS (D) the aggregate amount of all loans made by WCI Steel to Renco Group and Affiliates of Renco Group (other than Subsidiaries of WCI Steel) (net of repayments and prepayments) in such period, and still outstanding;"

          (ii) Section 7.5(h) of the Loan Agreement is hereby amended to delete such Section in its entirety and replace it with the following:

          "(h) Intentionally omitted."

     (b) TRANSACTIONS WITH AFFILIATES. Section 7.6(b)(iii) of the Loan Agreement is hereby amended to delete such Section in its entirety and replace it with the following:

               "(iii) WCI Steel may in any fiscal year of WCI Steel commencing with the fiscal year of WCI Steel ending October 31, 2001 pay to Renco Group management fees (in addition to those permitted to be





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          paid under Section 7.6(b) (ii) above); PROVIDED, THAT, each of the following conditions are satisfied:

               (A) Excess Availability for WCI Steel shall have been not less than $25,000,000 at all times during the ninety (90) consecutive day period immediately prior to the date of the payment of any such management fees,

               (B) after giving effect to the payment of any such management fees as of the date of such payment, Excess Availability for WCI Steel shall not be less than $25,000,000,

               (C) the financial projections provided by WCI Steel to Lender for the fiscal year of WCI Steel in which such management fees are paid, prior to the commencement of such fiscal year, shall be in form and substance satisfactory to Agent and reflect that Excess Availability for WCI Steel is projected to be not less than $25,000,000 for the ninety (90) day period immediately after (but not including) the date of the payment of such management fees, PROVIDED, THAT, revised versions of such financial projections may be provided by WCI Steel to Agent from time to time, but for purposes of this clause (C) the Excess Availability for any period in such revised projections shall only be effective if acceptable to Agent in its discretion,

               (D) as of the date of the payment of such management fees and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

               (E) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of WCI Steel to pay such management fees, and

               (F) such management fees shall not exceed, in the aggregate, an amount equal to: (1) fifty (50%) percent of (x) the cumulative After-Tax Profits of WCI Steel (or if cumulative After-Tax Profits shall be a loss, minus one hundred (100%) percent of such loss) earned subsequent to October 31, 2001 and prior to the date the payment occurs (treating such period as a single accounting period) MINUS (y) all payments to Renco Steel Holdings in such period made pursuant to
          Section 7.7(c) for federal, state and local income taxes MINUS (2) the aggregate amount of all dividends declared and paid by WCI Steel to Renco Steel Holdings in such period, other than dividends paid to Renco Steel Holdings pursuant to Section 7.7(c) MINUS (3) the aggregate amount of all loans made by WCI Steel to Renco Group and Affiliates of Renco





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          Group, (other than Subsidiaries of WCI Steel) (net of repayments and prepayments) in such period and still outstanding MINUS (4) the aggregate amount of all management fees paid by WCI Steel to Renco Group in such period, other than the monthly management fees contemplated under Section 7.6(b) (ii) above;"

     (c) DIVIDENDS. Section 7.7(b) of the Loan Agreement is hereby amended to delete all references to "October 31, 1996" in such Section and replace them with "October 31, 2001" and to delete the reference to "November 1, 1996" in such Section and replace it with "November 1, 2001".

     (d) BORROWING BASE. Section 7.17(a)(ix) of the Loan Agreement is hereby amended to delete such Section in its entirety and replace it with the following:

          "(ix) Each Borrower shall deliver to Agent a Borrowing Base Certificate on a weekly basis calculating Revolving Loans and Letter of Credit Accommodations available as of the last business day of the immediately preceding week, duly completed and executed by the chief financial officer or other appropriate financial officer of such Borrower acceptable to Agent, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed.

               (A) Notwithstanding anything to the contrary contained herein, without limiting any other rights of Agent, upon Agent's request, each Borrower shall provide Agent on a daily basis with a schedule of Accounts, collections received and credits issued and on a daily basis with an inventory report in the event that at any time either: (1) an Event of Default or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, or (2) such Borrower shall have failed to deliver any Borrowing Base Certificate in accordance with the terms hereof, or (3) upon Agent's good faith belief, any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading.

               (B) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Agent and Lenders contained herein and in the event of any conflict or inconsistency between the calculation of the Loans and Letter of Credit Accommodations available to any Borrower as set forth in any Borrowing Base Certificate and as determined by Lender, the determination of Agent shall govern and be conclusive and binding upon such Borrower. Without limiting the foregoing, each Borrower shall furnish to Agent any information which Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in the Borrowing Base Certificate.




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               (C) If any of a Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing."

     (e) CONSOLIDATED ADJUSTED NET WORTH. Section 7.19 of the Loan Agreement is hereby amended to delete such Section in its entirety and replace it with the following:

          "7.19 CONSOLIDATED ADJUSTED NET WORTH. WCI Steel and its Subsidiaries shall, at all times, maintain a Consolidated Adjusted Net Worth of not less than the following amounts during the periods indicated:

                        Period                                     Amount
                        ------                                     ------

           through January 31, 2002                            ($225,000,000)

           from February 1, 2002 through and                   ($240,000,000)
           including April 30, 2002

           from May 1, 2002 through and                        ($255,000,000)
           including July 31, 2002

           from August 1, 2002 and at all times                ($260,000,000)
           thereafter

           The use of parentheses with the numbers above indicates a negative number."

     (f) CAPITAL EXPENDITURES. Section 7.20 of the Loan Agreement is hereby amended to delete such Section in its entirety and replace it with the following:

          "7.20 CAPITAL EXPENDITURES. The expenditures of WCI Steel and its subsidiaries for fixed or capital assets (including, without limitation, the principal component of capitalized lease obligations), made in any fiscal year ending after October 31, 2001 shall not exceed $30,000,000."

     (g) EXCESS AVAILABILITY. Section 7 of the Loan Agreement is hereby amended to add a new Section 7.22 as follows:

          "7.22 EXCESS AVAILABILITY. Borrowers shall at all times have Excess Availability of not less than $25,000,000."




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     3. AMENDMENT FEE. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent, Borrowers shall pay to Agent for the ratable benefit of Lenders a fee for entering into this Amendment in an amount equal to $XXX,XXX, which fee is fully earned as of the date hereof and due and payable on the date hereof, and which Agent may, at its option, charge directly to the loan account(s) of Borrowers.

     4. EVENTS OF DEFAULT. Lenders and Agent have not waived and are not by this Amendment waiving, and have no intention of waiving, any Event of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof. Lenders and Agent reserve the right, in their discretion, to exercise any or all rights and remedies arising under the Financing Agreements, applicable law or otherwise as a result of any Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower represents, warrants and covenants with and to Lenders and Agent as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making or providing of any Loans or Letter of Credit Accommodations by or on behalf of Lenders to
Borrowers:

          (a) This Amendment has been duly authorized, executed and delivered by each Borrower, and the agreements and obligations of each Borrower contained herein constitutes legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with its terms.

          (b) Neither the execution and delivery of this Amendment, or any other agreements, documents or instruments in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof (i) is in contravention of any law or regulation or any order or decree of any court or governmental instrumentality applicable to Borrowers in any respect, or (ii) conflicts with or results in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which either Borrower is a party or may be bound, or (iii) violates any provision of the certificate of incorporation or by-laws of WCI Steel or the partnership agreement of WCI Sales L.P.

          (c) After giving effect to the provisions of this Amendment, no Event of Default or act, condition or event which with notice or passage or time or both would constitute an Event of Default, exists or has occurred and is continuing.

     6. CONDITIONS PRECEDENT. The effectiveness of the terms and conditions of this Amendment shall be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:




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          (a) the receipt by Agent of an original of this Amendment, duly authorized, executed and delivered by Borrowers;

          (b) the receipt by Agent of the fee set forth in Section 3 hereof; and

          (c) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

     7. GENERAL.

          (a) EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

          (b) FURTHER ASSURANCES. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

          (c) GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflict of laws).

          (d) BINDING EFFECT. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders and Borrowers and their respective successors and assigns.

          (e) COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

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     The parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                            CONGRESS FINANCIAL CORPORATION,
                                            as Lender

                                            By:  /S/   MARC J. BREIER
                                                 --------------------

                                            Title: VICE PRESIDENT


                                            BANK OF AMERICA, N.A., as
                                            successor to BankAmerica National
                                            Trust & Savings Association,
                                            as Lender

                                            By:  /S/ EDMUNDO KAHN
                                                 ----------------

                                            Title: VICE PRESIDENT


                                            WCI STEEL, INC.

                                            By:  /S/ JOHN P. JACUNSKI
                                                 --------------------

                                            Title: VICE PRESIDENT AND CFO


                                            WCI STEEL SALES L.P.

                                            By:  /S/ JOHN P. JACUNSKI
                                                 --------------------

                                            Title: VICE PRESIDENT AND CFO


                                            CONGRESS FINANCIAL CORPORATION,
                                            as Agent

                                            By:  /S/   MARC J. BREIER
                                                 --------------------

                                            Title: VICE PRESIDENT




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